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                               UNITED STATES
		    SECURITIES AND EXCHANGE COMMISSION
			  WASHINGTON, D.C. 20549


		              	  Form 8-K


                 PERIODIC REPORT UNDER SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                                June 20, 197


                               HEALTHRITE INC.
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             (Exact name of small business issue in its charter)


              Delaware                               13-3714405
      ------------------------               --------------------------
      (State of Incorporation)               (I.R.S. Employer I.D. No.)


                11445 Cronhill Drive, Owings Mills, MD 21117
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             (Address of principal executive offices & zip code)


                               (410) 581-8042
                Registrant's telephone number, include area code
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ITEM 2. ACQUISITION AND DISPOSITION OF ASSETS

On June 20, 1997 Healthrite, Inc. ("Registrant") sold its Vitamin Specialties line of business and all tangible and intangible assets to IVC Industries, Inc.
(IVC), a public company, for approximately $2,696,000 in cash. Related thereto, the assets included all inventory, furniture, fixtures and point of sales systems in fifteen retail outlets operated by Vitamin Specialties in the Philadelphia area, except the "store within a store" in the Wal-Mart Super Center in Lewistown, P.A. Also included were the Vitamin Specialties inventories held in the Owings Mills, Maryland and Arlee, Montana warehouses.

The assets sold include store cash on the day of closing, certain deposits on lease property, lease rights in fifteen stores, goodwill, the name "Vitamin Specialties", customer lists, mailing lists, permits and licenses necessary to conduct business in connection with the Vitamin Specialties Operations. No liabilities were assumed by IVC.

Proceeds from the sale totaling $1,380,000 were used in part to pay outstanding debt including $1,275,000 to satisfy debt owed to Fleet Bank by the Registrant and $105,000 to satisfy leases on computer hardware and software. The balance of the initial proceeds of $1,139,000 proceeds were deposited to an operating bank account used by the Company and will be used as working capital. Also, there were certain contractual "holdbacks" of $177,000 to be paid by IVC over the next six months.


                                   SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Healthrite, Inc.
                                             (Registrant)


Dated June 30, 1997                          --------------------------------
                                             Angelo J. Talluto
                                             Chief Financial Officer